Exhibit 31.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECURITIES EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a),

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Arun Chandra, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of SumTotal Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2009

/s/ ARUN CHANDRA
Arun Chandra
Chief Executive Officer